EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-103406, 333-103406-01, and 333-113680) of Toyota Motor Credit Corporation of our report dated June 21, 2004 relating to the financial statements, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 21, 2004